SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 30, 2008

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In an effort to provide investors with pertinent financial information while Motive, Inc. (“Motive” or “the Company”) has been in the process of preparing and completing audited financial statements for prior fiscal years, Motive has filed the following Current Reports on Form 8-K furnishing preliminary unaudited and unreviewed consolidated financial statements for the periods referenced below (collectively, the “Preliminary Financial Statements”):

Date of Form 8-K	Preliminary Unaudited & Unreviewed Financial Statements Furnished Therewith
September 5, 2007	For the years ended December 31, 2005 and 2006, and the six-month period ended June 30, 2007

November 7, 2007	For the three- and nine-month periods ended September 30, 2007

March 17, 2008	For the years ended December 31, 2006 and 2007

May 12, 2008	For the three-month period ended March 31, 2008

August 11, 2008	For the three- and six-month periods ended June 30, 2008

As disclosed in each of the Form 8-K’s referenced above, the Preliminary Financial Statements and related information furnished therein was expressly and prominently described as preliminary and subject to change based on any subsequent adjustments deemed appropriate by management.

On September 30, 2008, Motive completed its audited financial statements for the years ended December 31, 2006 and 2007 (the “Audited Financial Statements”), and its independent registered public accounting firm on that date issued its opinion with respect thereto. (The Audited Financial Statements and the related opinion are to be furnished as an exhibit to a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission on September 30, 2008.) As disclosed in note 13 to the Audited Financial Statements, such financial statements give effect to a restatement of previously issued preliminary unaudited and unreviewed consolidated financial statements for the years ended December 31, 2006 and 2007, that were furnished as Exhibit 99.2 to Motive’s Current Report on Form 8-K dated March 17, 2008. This restatement primarily results from (i) corrections to Motive’s accounting related to the four customer contracts that were signed in December of 2002, during the pendency of Motive’s acquisition of BroadJump, Inc., (ii) corrections to the deferred revenue and goodwill balances that resulted from the BroadJump acquisition, and (iii) other miscellaneous corrections. The Audit Committee of Motive’s Board of Directors concluded on September 30, 2008 that all of the Preliminary Financial Statements will be subject to similar adjustments, and thus concluded that the Preliminary Financial Statements should no longer be relied upon. The adjustments described above did not have any effect on the Company’s cash and other liquid asset positions. In addition, notwithstanding such adjustments, the Audited Financial Statements are expected to satisfy the closing condition related to the form and content of such financial statements under the terms of the Agreement and Plan of Merger pertaining to Motive’s pending acquisition by Lucent Technologies Inc.

Management of the Company and the Audit Committee have discussed the foregoing matters with the Company’s independent registered public accounting firm, BDO Seidman, LLP.

IMPORTANT NOTICE:

Information in this Form 8-K regarding the Merger Agreement and the transactions contemplated thereby is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Motive’s common stock is only pursuant to the offer to purchase, letter of transmittal and related materials that Alcatel-Lucent, or a subsidiary thereof, has filed with the SEC on Schedule TO. Motive has filed with the SEC and mailed to its stockholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the Offer. Shareholders of Motive should read these materials carefully because they contain important information, including the terms and conditions of the Offer. Shareholders may obtain the offer to purchase, the letter of transmittal and related documents without charge from the SEC’s Website at www.sec.gov or from Motive’s Investor Relations department or the Investor Relations section of Motive’s website at http://ir.motive.com. Shareholders are urged to read carefully those materials prior to making any decisions with respect to the Offer.

This Form 8-K contains forward looking information based on the current expectations of Motive. Because forward looking statements involve risks and uncertainties, actual results could differ materially. All statements in this Form 8-K, other than statements of historical fact, are statements that could be deemed forward looking statements, including the expected benefits and costs of the transaction described herein, management plans relating to the transaction, the anticipated timing of filings and approvals relating to the transaction, the ability of Motive to satisfy all conditions to closing of the transaction, the expected timing of the completion of the transaction, the ability of the parties to complete the transaction, any statements of the plans, strategies and objectives of future operations, and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected, risks related to the timing or ultimate completion of the transaction, risks that, prior to the completion of the transaction, Motive’s business may not perform as expected due to uncertainty, risks that the parties are unable to successfully implement integration strategies, and other risks that are described from time to time in the public filings of Motive with the U.S. Securities and Exchange Commission, including those discussed in Exhibit 99.2 to Motive’s Current Report on Form 8-K, dated March 17, 2008, which filings are available at www.sec.gov.

Any forward looking statements in this Form 8-K speak only as of the date hereof. Motive expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such forward looking statements to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement may have been based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2008
MOTIVE, INC.

	By:	/s/ Mike Fitzpatrick
Mike Fitzpatrick
Chief Financial Officer

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